CONTACT:
John Sztykiel, CEO, or Jim Knapp, CFO Spartan Motors, Inc. (517) 543-6400	Jeff Lambert, Ryan McGrath Lambert, Edwards & Associates, Inc. (616) 233-0500 / mail@lambert-edwards.com

FOR IMMEDIATE RELEASE

Spartan Motors Introduces First-of-its-Kind
"Life-Like Digital Roadshow" For Investors

CHARLOTTE, Michigan, December 20, 2004 - Investors interested in Spartan Motors, Inc. (NASDAQ: SPAR) can now get a visit from management with a click of a mouse.

The Charlotte, Mich.-based manufacturer of custom motorhome chassis, fire truck chassis and emergency-rescue vehicles said it has teamed with PDB Connect (www.pdbconnect.com) to develop the pilot of its life-like computerized video investor presentation similar to the one the Company uses when meeting analysts and portfolio managers in person.

To visit the Life-Like Roadshow, please visit www.spartanmotors.com on the web and look for the "Click here to view Spartan Motors Virtual Road Show" link near the top of the page.

More than just Spartan's PowerPoint presentation, the enhanced Life-Like Roadshow utilizes video of CEO John Sztykiel and CFO Jim Knapp to better tell the Spartan story and allows users to "click through" the presentation to different sections of the presentation and to outside links to the Web. The presentation is approximately 30 minutes and covers all content of the Company's standard analyst presentation, including Company background, products, markets and financial information.

"We take great pride in getting products and ideas to our markets first, and this philosophy is also reflected in our investor relations programs," said John Sztykiel, chief executive officer of Spartan Motors. "The Spartan Life-Like Roadshow will allow investors anywhere in the world to experience how we present our story to investors on the road. We encourage anyone interested in Spartan Motors to visit our website and use our Life-Like Roadshow to learn more about our Company."

To request a CD-ROM version of the Spartan Life-Like Roadshow via postal mail, please contact Ryan McGrath at 616-233-0500 or rmcgrath@lambert-edwards.com.

About PDB Connect
PDB Connect (www.pdbconnect.com) utilizes innovative design and technology to deliver effective investor relations communications, building an information bridge between companies and sources of capital. By creating a forum for executive management to disseminate key investment merits and business fundamentals, PDB Connect provides a means for the financial community to discover and understand new investment opportunities.

Spartan Motors, Inc. / Page 2 of 2

About Spartan Motors
Spartan Motors, Inc. (www.spartanmotors.com) designs, engineers and manufactures custom chassis and vehicles for the recreational vehicle, fire truck, ambulance and emergency-rescue markets. The Company's brand names - SpartanTM, Crimson FireTM, Crimson Fire AerialsTM, and Road RescueTM - are known in their market niches for quality, value, service and being the first to market with innovative products. The Company employs approximately 900 at facilities in Michigan, Alabama, Pennsylvania, South Carolina, and South Dakota. Spartan Motors is publicly traded on The Nasdaq Stock Market under the ticker symbol SPAR.

The statements contained in this news release include certain predictions and projections that may be considered "forward-looking statements" under the securities laws. These forward-looking statements are identifiable by words or phrases indicating that the Company or management "expects," "believes" or is "confident" that a particular result "may" or "should" occur, that a particular item "bodes well," that the Company "looks forward" to a particular result, or similar statements. These statements involve many risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices. Accounting estimates are inherently forward-looking. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports and filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this news release.

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